ATM SUBLEASE


      THIS ATM SUBLEASE ("Sublease"), made and entered into as of the 14 day of January, 2000, by and among NATIONWIDE MONEY SERVICE, INC., a Nevada corporation ("Sublessor"), UNIVERSAL MONEY CENTERS, INC., a Missouri corporation ("Sublessee") and DANA COMMERCIAL CREDIT CORPORATION, a Delaware corporation ("Lessor").

                                  WITNESSETH:

      WHEREAS, by a certain written Master Lease Agreement (the "Master Lease") dated January 28, 1996, as amended by Lease Schedule No. 5 dated March 30, 2000 ("Lease Schedule"; together with the Master Lease, the "Lease Agreement"), Lessor leased to Sublessor certain automatic teller machines ("ATMs"), including the 11 ATMs Sublessor placed at certain locations as set forth on Exhibit A hereto (collectively, the "Leased ATMs", and individually a "Leased ATM").

      WHEREAS, Sublessee desires to sublease from Sublessor, and Sublessor is willing to sublet to Sublessee the Leased ATMs on the terms and conditions more particularly set forth hereinafter.

      NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Sublessor and Sublessee agree as follows:

     1. Sublease. Sublessor, for and in consideration of the rents and covenants specified to be paid, performed and observed by Sublessee, does hereby let, sublet, lease and demise to Sublessee the Leased ATMs for the term and according to the covenants and conditions contained herein.

     2. Term; Renewal. Subject to Sections 7 and 11 of this Sublease, the initial term of this Sublease shall be for a period of one (1) month commencing on the Conveyance Date (as defined under the Agreement for Assignment of ATM Space Leases dated as of the date hereof by and between Sublessee and Sublessor) and terminating 30 days after the Conveyance Date (the "Initial Term"). The term of the Sublease shall automatically renew at the end of the Initial Term and at the end of each successive Renewal Term (as defined herein) for a period of 30 days (a "Renewal Term"; together with the Initial Term, the "Sublease Term"), unless either party hereto shall have received, at least 30 days prior to the end of the Initial Term or any subsequent Renewal Term, written notice from the terminating party that such party is terminating this Sublease. At the end of the Sublease Term, if Sublessee has not purchased the Leased ATMs from Sublessor pursuant to
          Section 8 herein, Sublessor shall take possession of the Leased ATMs at the location set forth on Exhibit A hereto or such other location where a Leased ATM has been moved pursuant to Section 5(d) herein.

     3.   Rent and Other Charges.

          a. Sublessee shall pay to Sublessor as rent for the Leased ATMs the sum of One Hundred and 00/100 Dollars ($100.00) per Leased ATM, payable upon the execution of this Sublease as rent for the Initial Term. For each Renewal Term, Subleasee shall pay Sublessor as rent for the Leased ATMs the sum of One Hundred and 00/100 Dollars ($100.00) per Leased ATM upon the last calendar day of such Renewal Term.

          b. A Late Fee of five percent (5%) of the total amount due shall be assessed for any month in which payment is received by Sublessor after the 10th day of the Initial Term or the 10th day after the end of any Renewal Term.

          c. Except as expressly provided in this Sublease, Sublessee shall not be obligated to pay Sublessor any other amount in connection with this Sublease.

     4. Liens And Encumbrances; Title; Personal Property. Lessor is sole owner of the Leased ATMs and no right, title or interest in the Leased ATMs shall pass to Sublessor or Sublessee, as the case may be, other than, conditioned upon (i) compliance with and fulfillment of the terms and conditions of the Master Lease by Sublessor, and (ii) compliance with and fulfillment of the terms and conditions of this Sublease by Sublessor and Sublessee, as the case may be, the right to maintain possession and use of the Leased ATMs for the Sublease Term free from interference by any person. At its option, Sublessor may require Sublessee to affix plates, markings or other notices on the Leased ATMs indicating Lessor is the owner. The Leased ATMs shall at all times remain personal property, notwithstanding, the Leased ATMs or any part thereof may be (or become) affixed or attached to real property or any improvements thereon.

     5.   Operation and Maintenance; Inspection.

          a. Sublessee shall be solely responsible for the installation, operation, and maintenance of the Leased ATMs, and, at its own cost and expense, shall (i) keep the Leased ATMs in good repair, condition and working order, in accordance with any applicable manufacturer's manuals, instructions or requirements, (ii) furnish all parts, mechanisms, devices and servicing required therefor, (iii) make all replacements, alterations or additions to the Leased ATMs that may be required by the vendor or manufacturer of the Leased ATMs or may be legally necessary, and
               (iv) make no other alterations or additions to the Leased ATMs without the prior written consent of Lessor. Parts attached to or installed in or on the Leased ATMs as required by clauses
               (i)-(iv) above shall be free and clear of all liens and have a value, utility and remaining useful life at least equal to the parts replaced. Title to all such parts shall immediately vest in Lessor without cost to Lessor, or any further action, and such parts, alterations or additions shall be deemed incorporated into the Leased ATMs and subject to the terms of this Sublease and


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

               the Lease Agreement as if originally leased thereunder.

          b. Sublessee shall use and operate the Leased ATMs by competent and duly qualified personnel, and for business purposes only in compliance with applicable law, applicable manufacturer's manuals, instructions or warranty requirements and all insurance.

          c. Sublessee, at its own cost and expense, shall enter into and maintain in full force and effect throughout the Sublease Term, with the manufacturer or such other party as may be acceptable to Sublessor, a maintenance agreement covering the Leased ATMs.

          d. Sublessee shall not move the Leased ATMs from the location specified in the Lease Schedule without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and, if granted, without executing financing statements and completing filings or taking such other actions as Sublessor may reasonably request to protect Lessor's interest in the Leased ATMs.

          e. Sublessee agrees never to abandon or relinquish possession of the Leased ATMs except to Sublessor or its agents.

          f. Subject to Sublessee's standard security procedures, Lessor or Sublessor may enter the premises where the Leased ATMs is located during normal business hours for the purpose of (i) inspecting the Leased ATMs and, (ii) showing the Leased ATMs to prospective purchasers or lessees of the Leased ATMs.

     6. Risk Of Loss. Not to exceed $2,000 (two thousand dollars) per Leased ATM, Sublessee hereby assumes and shall bear the risk of loss, theft, damage or destruction of the Leased ATMs by any cause whatsoever including, without limitation, economic loss through extraordinary or premature wear, or condemnation, confiscation, seizure or requisition of the title or use of any of the Leased ATMs by any government entity and whether or not such Loss is covered by insurance (collectively, "Loss"). In the event of Loss, Sublessee shall promptly notify Sublessor in writing of the Loss and all related details and any action related thereto, and Sublessee shall, within thirty (30) days of the Loss (a) repair the Leased ATMs and restore it to the same good condition and working order as it was immediately prior to the Loss (assuming the Leased ATMs was in the condition required by the terms of Section 5 herein); or (b) replace the Leased ATMs affected by the Loss with like personal property with equivalent value, useful life and utility, in good repair, condition and working order; provided, however, Sublessee shall not be required to take any action whatsoever pursuant to clauses (a) and (b) herein which would result in the Sublessee expending more than $2,000 (two thousand dollars) per Leased ATM.

     7.   Default.

          a. If Sublessee fails to make any rent payment when due as provided in this Sublease


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

               and such failure to pay is not cured for 30 days, the Sublease shall terminate within 10 days of Sublessee receiving written notice of such failure.

          b. In the event Sublessee fails to comply with any other provision of this Sublease, Sublessor shall have the right, but shall not be obligated, to effect such compliance on behalf of Sublessee. In such event, all monies expended by and all expenses of Sublessor in effecting such compliance shall be deemed to be additional rent, and shall be paid at the time of the next rent payment after receiving an invoice detailing the same.

          c. In the event Sublessor fails to comply with the provisions of this Sublease, Sublessee shall have the right, but not the obligation to effect such compliance on behalf of Sublessor. In such event, all monies expended by and all expenses of Sublessee in effecting such compliance shall be deemed to be the obligation of Sublessor and shall be paid to Sublessee within 10 days of receiving an invoice detailing the same.

     8.   Purchase Option.

          a. If no event of default exists under Section 7 herein, Sublessee has complied with all of the terms and conditions of the Sublease and Sublessee delivers to Lessor and Sublessor an irrevocable written notice at least one hundred thirty-five (135) days prior to the last day of the Lease Term (as such term is defined in the Lease Agreement), Sublessee shall have the option to purchase all, but not less than all, of the Leased ATMs from Sublessor at the end of the Sublease Term at the Purchase Option Price (as defined below).

          b. The "Purchase Option Price" of the Leased ATMs shall be an amount equal to the Fair Market Value (as defined below) of such Leased ATMs, as agreed upon by Sublessor and Sublessee or, failing such agreement, as determined by an appraisal, at Sublessee's expense, from an independent qualified appraiser selected by Sublessee and reasonably satisfactory to Sublessor, plus an amount equal to all sales, use, property or excise taxes, on or measured by the sale of the Leased ATMs to Sublessee, plus any other expenses of transfer. "Fair Market Value" is the selling price that would be obtained in an arm's-length transaction between an informed and willing buyer and an informed and willing seller, each under no compulsion to buy or sell; provided, however, such values shall be determined on the basis that the Leased ATMs conforms to all conditions specified in this Sublease and is installed and/or in service. In determining Fair Market Value, the costs of removing the Leased ATMs shall not be deducted from its value.

          c. If Sublessee elects to purchase the Leased ATMs, Sublessee shall pay Sublessor the Purchase Option Price on or before the last day of the Lease Term in immediately available funds and the sale of the Leased ATMs by Sublessor to Sublessee shall be on an AS-IS, WHERE-IS basis, without recourse to, or warranty by Sublessor and NIETHER SUBLESSOR NOR LESSOR SHALL


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

               NOT BE DEEMED TO HAVE MADE, AND SUBLESSOR AND LESSOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE LEASED ATMS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE LEASED ATMS, ITS VALUE OR CONFORMITY TO ANY SPECIFICATIONS OR AGREEMENTS RELATING THERETO, NOR SHALL SUBLESSOR OR LESSOR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT.

          d. Notwithstanding any provisions of this Section 8 to the contrary, Sublessee's right to purchase, and Sublessor's agreement to sell, any or all of the Leased ATMs are expressly conditioned upon Sublessor's exercising its purchase option under the Lease. Further, prior to consummation of Sublesee's purchase of the Leased ATMs, Sublessor shall represent and warrant to, and provided such other evidence as reasonably required by, Sublesee that Sublessor is the owner of the Leased ATMs holding marketable title, free and clear of any liens or other encumbrances.

     9. Notices. All notices, requests, demands and communications with respect to this Sublease, whether or not herein expressly provided for, shall be in writing, and shall be deemed to have been duly given when and if mailed by United States First-Class Certified or Registered Mail, postage prepaid, return receipt requested, to the parties at the respective addresses set forth below, or to such other address or addresses as may hereafter be designated by either party in writing for such purpose.

          If to Sublessor:    Nationwide Money Services, Inc.
                              221 Ponte Vedra Park Drive
                              Suite 100
                              Ponte Vedra Beach, Florida 32082
                              Telephone: 904-280-8500
                              Facsimile: 904-280-8588

          If to Sublessee:    Universal Money Centers, Inc.
                              6800 Squibb Road
                              Mission, KS  66202
                              Telephone: (816) 831-2055
                              Facsimile: (816) 831-0248

     10. Assignment. Neither Sublessor nor Sublessee shall, without the prior written consent of the other party and Lessor, (i) assign its rights and obligations under this Sublease; or (ii) let or underlet or permit the Leased ATMs or any part thereof to be used by others.

     11. Subject and Subordinate to Lease Agreement. Notwithstanding any provision hereof or of any other document or agreement by or between Sublessor and Sublessee, to the


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          contrary, in order to induce Lessor to consent to the sublease created hereby (which consent the parties hereby acknowledge as being required by Section 11 of the Master Lease), Sublessor and Sublessee hereby represent, warrant and Sublessor, Sublesee and Lessor agree as follows:

          a. Sublessor Remains Liable. Sublessor hereby acknowledges that it is now and continues to be primarily and fully obligated by the terms and conditions of the Lease Agreement notwithstanding any delegation of duties by Sublessor, the assumption of any obligations or liabilities by Sublessee or as a consequence of any other term of any kind whatsoever of this Sublease. Any such delegation shall be effective only as between Sublessor and/or Sublessee, as the case may be.

          b. Subject and Subordinate. Sublessor's and/or Sublessee's interest the Leased ATMs shall be expressly subject and subordinate in all respects to all of the terms and conditions of the Lease Agreement, including, without limitation, all of the rights, powers and/or remedies of the Lessor under the Lease Agreement including, Lessor's rights of repossession (a copy of the Lease Agreement is attached hereto and made part hereof as Exhibit B); provided, however, Sublessee does not assume any obligations or duties of Sublessor under the Lease Agreement except as expressly provided herein.

          c. No Obligations. Lessor shall have no obligation of any kind whatsoever to perform any of the obligations or duties of Sublessor under the Sublease, including, without limitation, selling any Leased ATM to Sublessee, payment of any taxes or other sums, furnishing of maintenance, repairs, replacement Leased ATMs, service, insurance or otherwise.

          d. Sublease Expiration. The Sublease shall expire, and control of the ATMs will be returned to Sublessor (or, at Lessor's option, to Lessor), on the expiration, or earlier cancellation or termination, of the term of the Lease Agreement with respect to the Leased ATMs.

          e. Lease Agreement Prevails.Sublessee hereby agrees that its rights under the Sublease or with respect to the ATMs are and shall remain no more extensive than Sublessor's rights under the provisions of the Lease Agreement. Nothing contained herein shall in any way limit Lessor's rights or Sublessor's obligations under the Lease Agreement.

          f. Consent. Subject to the foregoing terms and conditions, Lessor hereby consents to the subleasing of the Leased ATMs to the Sublessee pursuant to the terms of this Section 11. Lessor shall be deemed a beneficiary of all of the provisions hereof.

     12. Counterparts. This Sublease may be executed in any number of counterparts and by the different parties hereto on separate counterparts. Execution in counterpart shall


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          have the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Entire Agreement; Amendments; Binding Effect. This Sublease contains the entire agreement among the parties hereto with respect to the subject matter covered hereby, may not be amended or rescinded except by an instrument in writing executed by each of the parties hereto, and shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.


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



      IN WITNESS WHEREOF, the parties have hereunto executed these presents as of the day and year first above written.

                          NATIONWIDE MONEY SERVICES, INC.


                              /s/ Nationwide Money Services, Inc.
                          By:________________________________________________
                          Printed Name:______________________________________
                          Title:_____________________________________________

                                  ("Sublessor")


                          UNIVERSAL MONEY CENTERS, INC.


                              /s/ David S. Bonsal
                          By:________________________________________________
                          Printed Name:  David S. Bonsal
                          Title:         Chief Executive Officer

                                  ("Sublessee")

      Lessor is entering into this Sublease for the purposes set forth in
Section 11 of this Sublease.

                          DANA COMMERCIAL CREDIT CORPORATION


                             /s/ Dana Commercial Credit Corporation
                         By:________________________________________________
                          Printed Name:______________________________________
                          Title:_____________________________________________


                                  ("Lessor")


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


                                   EXHIBIT A


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    Location Name    Location Address             Location City           State
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1   Farm Crest #1    2105 W. Colorado Avenue      Colorado Springs        CO
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2   Farm Crest #2    2129 Templeton Gap Road      Colorado Springs        CO
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3   Farm Crest #3    5510 S. Highway 85-87        Security                CO
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4   Farm Crest #7    8108 N. Academy Boulevard    Colorado Springs        CO
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5   Farm Crest #8    5050 Boardwalk Drive         Colorado Springs        CO
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6   Farm Crest #9    3945 Palmer Park Boulevard   Colorado Springs        CO
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7   Farm Crest #10   1989 W Mississippi Avenue    Denver                  CO
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8   Farm Crest #13   1970 S. Holly Street         Denver                  CO
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9   Farm Crest #15   11185 Ralston Road           Arvida                  CO
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10  Farm Crest #16   10798 W Jewell Avenue        Lakewood                CO
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11  Farm Crest #18   250 E. Dry Creek Road        Littleton               CO
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